EXHIBIT 99.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is by and between ALCO Stores, Inc., a Kansas Corporation (the “Company”) and Wayne Peterson, an individual (“Employee”) as of the date executed by both parties.

WHEREAS, Employee’s employment with the Company will terminate effective June 13, 2014; and

WHEREAS, under the Employment Agreement between Company and Employee dated March 15, 2012 (the “Employment Agreement”), the parties have certain rights and obligations upon the termination of Employee’s employment and the parties desire to set forth such rights and obligations under the terms of this Agreement.

NOW THEREFORE, in consideration of the premises and the covenants herein, the sufficiency of which is hereby acknowledged, Employee and the Company agree as follows:

I. Termination of Employment. Employee’s employment with the Company shall terminate on June 13, 2014 (the “Termination Date”) and the Employment Agreement and each parties’ obligations under the Employment Agreement, except as set forth herein and except for those terms which the Employment Agreement specifically states will survive the termination of employment, shall terminate as of the Termination Date.

II. Payments and Other Consideration.

A. Pursuant to Section V.B. of the Employment Agreement, the Company shall provide Employee the following payments and benefits due to Employee’s termination of employment with the Company:

1. all Earned Obligations (as that term is defined in the Employment Agreement) in a lump sum within thirty (30) days after the date of the Termination Date;

2. any benefits earned by the Employee as of the Termination Date under all qualified and nonqualified retirement, pension, profit sharing and similar plans of  the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements;

3. Subject to applicable withholdings, twelve (12) months of Employee’s current base salary (Employee’s current annual base salary is Two Hundred Seventy-Five Thousand and No/100 Dollars ($275,000.00)) paid in equal monthly installments over a twelve (12) month period in accordance with the Company’s regular payroll practices for exempt employees; and

4. Reimbursement for benefits’ coverage obtained by Employee with the consent of the Company for the Employee and Employee’s dependents comparable to the coverage provided under the Company’s benefit plans or policies for a period of ninety (90) days following the Termination Date.

B. The Employee acknowledges that: (i) the payments set forth in this Section II of this Agreement constitute full settlement of all his rights under the Employment Agreement, (ii) he has no entitlement under any other severance or similar arrangement maintained by the Company, and (iii) except as otherwise provided specifically in this Agreement, the Company does not and will not have any other liability or obligation to the Employee.

III. Release of Employment and All Other Claims.

A. Employee releases the Company and all of its parents, subsidiaries, joint venturers, affiliates, assigns and successors, insurers, and all of its past, present and future officers, directors, agents, employees, representatives, insurers and attorneys (referred to in this document as the “Released Parties”) from any and all claims, damages, lawsuits, injuries, liabilities and causes of action that Employee may have, whether known to Employee or not, arising, directly or indirectly out of Employee’s employment by the Company, and/or the termination of Employee’s employment with the Company.  Employee further understands and agrees that such released claims include any and all claims, damages, lawsuits, injuries, liabilities and causes of action that Employee may have under any express or implied contract, or any city ordinance or state, federal or common law meant to protect workers in their employment relationships including, without limitation, claims under Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Acts of 1991, the Employee Retirement Income Security Act of 1974 as amended, the Americans with Disabilities Act, as amended, the Rehabilitation Act of 1973, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, The Fair Labor Standards Act, the Labor Management Relations Act, 42 U.S.C. §§ 1981, 1983 and 1985, 18 U.S.C. § 1514A, the Genetic Information Nondiscrimination Act, the Kansas Act Against Discrimination, the Kansas Age Discrimination in Employment Act, and any other state or local statute or ordinance dealing with civil rights and discrimination on the basis of race, color, national origin, sex, religion, age, disability or retaliation, and any claim of express or implied contract, defamation, invasion of privacy, breach of any covenant of good faith and fair dealing, wrongful discharge, intentional infliction of emotional distress, fraud, promissory estoppel or any other common law or statutory claim including attorney’s fees and costs which Employee might have which arises from or is related to Employee’s employment with the Company as of the date of this Agreement.

IV. Return of All Company Property.  Employee agrees to return any and all property of the Company, its parents, subsidiaries or affiliates that is in Employee’s possession, immediately following the Termination Date.

V. No Admission of Liability.  This Agreement is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by the Company to the Employee.  There have been no such violations, and the Company specifically denies any such violations.

VI. Restrictive Covenants.  The Employee acknowledges that the restrictive covenants contained in Section IV of the Employment Agreement (the “Restrictive Covenants”) will survive the termination of Employee’s employment.  The Employee affirms that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company, that he received adequate consideration in exchange for agreeing to those restrictions and that he will abide by those restrictions.

VII. Cooperation.  The Employee further agrees that he will cooperate fully with the Company and its counsel with respect to any matter (including litigation, investigations, or governmental proceedings) in which the Employee was in any way involved during his employment with the Company; provided that such cooperation shall not unreasonably interfere with Employee’s employment with another employer after termination of his employment with the Company.  The Employee shall render such cooperation in a timely manner on reasonable notice from the Company.

VIII. Time Allowed for Review and Consideration; Right to Revoke; Effective Date.

A. Employee is hereby advised that Employee has twenty-one (21) days from June 13, 2014, the date this Agreement is presented to Employee, in which to accept or reject its terms by signing the Agreement and returning the signed Agreement to Company.  Employee may, if Employee chooses, accept or reject its terms at any time prior to the expiration of the twenty-one (21) day period.

B. Employee is advised by the Company to consult with Employee’s own attorney prior to executing this Agreement.

C. If Employee signs this Agreement, Employee then has seven (7) calendar days after the date Employee signs this Agreement to revoke Employee’s acceptance of its terms.  Such revocation to be effective must be delivered by written notice of revocation (which may be accomplished by facsimile transmission) to Richard E. Wilson, the Company’s President and Chief Executive Officer, at 751 Freeport Parkway, Coppell, Texas 75019.  Any revocation must be received by Company no later than the 7th day after this Agreement has been signed by Employee and if that day should fall on a weekend or legal holiday then no later than the first business day after the weekend or holiday period.

D. The effective date of this Agreement is the 8th day after the Agreement is signed if no revocation has been received by the Company as provided in this Section VIII.

IX. No Reinstatement.  The Employee agrees that he will not without the consent of the Company apply for reinstatement with the Company or seek in any way to be reinstated, re-employed or hired by the Company in the future.

X. Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company and the Employee and their respective successors, permitted assigns, executors, administrators and heirs.  The Employee may not make any assignment of this Agreement or any interest herein, by operation of law or otherwise.  The Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

XI. Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

XII. Entire Agreement; Amendments.  Except as otherwise provided herein, this Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof.  This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

XIII. Governing Law.  This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Kansas, without regard to the application of the principles of conflicts of laws.

XIV. Counterparts and Facsimiles.  This Agreement may be executed, including execution by facsimile signature, in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

XV. Have Read, Understand and Have Voluntarily Signed Agreement.  The parties warrant that each has read this Agreement, and understands its contents.  Each party has signed this Agreement voluntarily and knowingly.

Employee

/s/ Wayne Peterson Wayne Peterson
Date: 06/13/2014

ALCO Stores, Inc.

/s/ Richard E. Wilson Richard E. Wilson, President and Chief Executive Officer
Date: 06/13/2014

4